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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest Event reported) MARCH 30, 2001


                           WIRELESS WEBCONNECT!, INC.
             (Exact name of registrant as specified in its charter)


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
          DELAWARE                         001-10588                        75-1993841
(State or other jurisdiction        (Commission File Number)             (IRS Employer
of incorporation)                                                        Identification No.)

2155 CHENAULT, SUITE 410, CARROLLTON, TEXAS                                   75006
(Address of principal executive offices)                                    (Zip Code)
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Registrant's telephone number, including area code: (972) 416-0022


                                INTELLICALL, INC.
         (Former name or former address, if changed since last report.)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On March 30, 2001, WWC Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of Intellicall, Inc., a Delaware corporation (the "Corporation"), merged with and into Wireless WebConnect!, Inc., a Florida corporation, pursuant to the Agreement and Plan of Merger, as amended, dated August 29, 2000, by and among the Corporation, Wireless WebConnect!, the shareholders of Wireless WebConnect! and WWC Acquisition, Inc. (the "Agreement"). Pursuant to the Agreement, Wireless WebConnect! emerged as a wholly-owned subsidiary of the Corporation. The Corporation's stockholders approved the issuance of 21,803,148 shares of common stock to the former shareholders of Wireless WebConnect! (the "Former Shareholders") on March 15, 2001 and the merger was consummated on March 30, 2001 upon the filing of the appropriate documents with the Secretary of State of the State of Florida. The Former Shareholders exchanged each share of their Wireless WebConnect! common stock for 2,180.314 shares of common stock of the Corporation. As a result, the Former Shareholders acquired control of the Corporation through their aggregate holdings of approximately 62.5% of the voting securities of the Corporation.

         Pursuant to the Agreement, the Corporation's stockholders also approved the election of eight members to the Board of Directors. These directors include the following: William O. Hunt, John McDonald, Richard Dahlson, Michael Campbell, G. T. Finn, Neil Byrne, Richard Bishop and Steven Hayes.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 30, 2001, pursuant to the Agreement and consummation of the merger described in Item 1 above, the Corporation acquired 100% of the securities of Wireless WebConnect! from the Former Shareholders. In exchange for each share of their Wireless WebConnect! stock, the Corporation issued 2,180.314 shares of common stock of the Corporation, or a total of 21,803,148 shares of common stock. The ratio for issuance of the shares was determined by arms-length negotiations between the parties. Messrs. Finn, Campbell and Byrne, who were each elected to the Board of Directors of the Corporation simultaneously with the approval of the issuance of stock to the Former Shareholders, were among the Former Shareholders who received common stock of the Corporation in exchange for their Wireless WebConnect! common stock. Additionally, the spouses of Messrs. Finn and Campbell also received common stock of the Corporation in connection with the merger.

         Wireless WebConnect! is a reseller of high-speed, mobile wireless Internet service for mobile professionals and secure wireless access to corporate computer networks through Virtual Private Networking, or VPN. The book value of the assets of Wireless WebConnect!, as of December 31, 2000, was approximately $2.6 million (unaudited). Wireless WebConnect!'s assets include property and equipment, which it used in the operation of its business. The Corporation intends to continue to use Wireless WebConnect!'s property and equipment in the same manner.



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         For accounting purposes, Wireless WebConnect! was treated as the accounting acquirer in the merger since the Former Shareholders obtained control of the Corporation by holding approximately 62.5% of the combined outstanding shares of the Corporation's common stock. Because the Corporation was treated as the legal acquirer, the merger was considered a "reverse acquisition." Wireless WebConnect! plans to discontinue or dispose of the Corporation's remaining payphone business operations within one year, and the Corporation will have no continuing operations. The transaction was accounted for as an acquisition of the net assets of the Corporation in exchange for stock, similar to a recapitalization of Wireless WebConnect!. The assets acquired and liabilities assumed were recorded at their estimated fair value on the date of acquisition with a corresponding entry to equity for the shares issued. The net assets of the Corporation were approximately $2.4 million (unaudited) as of December 31, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of businesses acquired.

                  No financial statements are filed herewith. The Corporation will file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

         (b)      Pro forma financial information.

                  No pro forma financial statements are filed herewith. The Corporation will file pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

         (c)      Exhibits.

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
         EXHIBIT
         NUMBER                       EXHIBIT DESCRIPTION
         -------                      -------------------
         2.1 Agreement and Plan of Merger by and among the Corporation, Wireless WebConnect!, each of the shareholders of Wireless WebConnect! and WWC Acquisition, Inc. dated August 29, 2000.
                  (1)

         16.1     Letter regarding change in certifying accountant. (2)
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         (1) Previously filed as an exhibit to the Corporation's Definitive
         Proxy Statement filed on Form DEFM14A on February 14, 2001, and incorporated herein by reference.

         (2) Previously filed as an exhibit to the Corporation's Form 8-K filed on September 15, 2000, and incorporated herein by reference.




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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    WIRELESS WEBCONNECT!, INC.

                                    /s/ R. PHILLIP BOYD
                                    -----------------------------------
                                    R. Phillip Boyd
                                    Chief Financial Officer


DATE:  April 2, 2001






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